POWER OF ATTORNEY

                Know all men by these presents:

                       That I Stuart M. Saft,
of 270 Madison Avenue, 9th Floor, New York, NY, 10016, as a member of the Board of Directors of THE NATIONAL CONSUMER COOPERATIVE BANK, do hereby make, constitute and appoint as my true lawful attorney in fact Richard L. Reed or Louise M. Grant for me and in my name, place and stead to sign any and all of the following and amendments thereto executed on behalf of THE NATIONAL CONSUMER COOPERATIVE BANK and filed with the Securities and Exchange Commission, as follows:

Annual Reports on Form 10-K for the NATIONAL CONSUMER COOPERATIVE
BANK.


     IN WITNESS WHEREOF, I have hereunto set my hand this day

of                       ,                 .




Signature


State of                         )
                                   )         SS:
County of                        )

     On this           day of                  ,         , before
me personally appeared the above, to me known and known to me to be the person mentioned and described in and who executed the foregoing instrument and he duly acknowledged to me that he executed the same.




Notary Public